Exhibit 10(a)4

                               FIRST AMENDMENT TO
                              THE SOUTHERN COMPANY
                                  PENSION PLAN

         WHEREAS, the Board of Directors of Southern Company Services, Inc. (the "Company") heretofore adopted The Southern Company Pension Plan, as amended and restated effective as of January 1, 2002 (the "Plan");

         WHEREAS, pursuant to Section 13.1 of the Plan, the Company is authorized to amend the Plan at any time;

         WHEREAS, the Company desires to amend the Plan to clarify that Subsections (a) and (b) of Section 1.10, "Earnings," include certain catch-up contributions made under The Southern Company Employee Savings Plan;

         WHEREAS, the Company further desires to amend the Plan to modify
Section 1.18, "Hour of Service," to address time off under a paid time off program;

         WHEREAS, the Company further desires to amend the Plan to clarify provisions in Section 5.7.

         NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as set forth in each numbered paragraph:

                                       1.

         Effective April 12, 2003, subsections (a) and (b) of Section 1.10, "Earnings," shall be amended to read as follows:

                  1.10 (a) "Earnings" with respect to any Employee including any Employee whose service is terminated by reason of disability (as defined in Section 4.4) means (1) the highest annual rate of salary or wages of an Employee of any Affiliated Employer within any Plan Year before deductions for taxes, Social Security, etc., (2) all amounts contributed by any Affiliated Employer to The Southern Company Employee Savings Plan as Elective Employer Contributions, as said term is described under Section 4.1 of such plan, pursuant to the Employee's exercise of his deferral option made thereunder in accordance with the requirements of Section 401(k) of the Code, (3) all amounts contributed by any Affiliated Employer to The Southern Company Employee Savings Plan as catch-up contributions pursuant to the Employee's exercise of his deferral option made thereunder in accordance with the requirements of Section 414(v) of the Code, and (4) all amounts contributed by any Affiliated Employer to The Southern Company Flexible Benefits Plan on behalf of an Employee pursuant to his salary reduction election, and applied to provide one or more of the optional benefits available under such plan, but (5) shall exclude all amounts deferred under any non-qualified deferred compensation plan maintained by any Affiliated Employer.

                           (b) Notwithstanding the above, "Earnings" with respect to any commissioned salesperson means the salary or wages of an Employee of any Affiliated Employer within any Plan Year, without including overtime, and before deductions for taxes, Social Security, etc. but applying those adjustments identified in paragraphs (a)(2),
         (3), (4), and (5) above. In addition, "Earnings" for any Employee who is a regular part-time employee means with regard to paragraph (a)(1) above the highest annual rate of salary or wages based on a forty (40) hour work week. "Earnings" shall also include, for appliance salespersons, certain nonproductive pay earnings types as determined from time to time by the Board of Directors and set forth on Appendix B to the Plan, which Appendix may be updated from time to time.

                                       2.

         Effective April 12, 2003, Section 1.18, "Hour of Service," shall be amended to read as follows:

                  1.18 "Hour of Service" means an Employee shall be credited with one Hour of Service for each hour for which (a) he is paid, or entitled to payment, for the performance of duties for an Affiliated Employer, and such hours shall be credited to the Employee for the computation period or periods in which the duties are performed; (b) he is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, time off under a paid time off program, incapacity (including disability), layoff, jury duty, military duty, or leave of absence in which case the Employee shall be credited with Hours of Service for the computation period or periods in which the period during which no duties were performed occurs; (c) back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Affiliated Employer, in which case the Employee shall be credited with Hours of Service for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made; and (d) solely for the purpose of calculating Vesting Years of Service, he was on any form of authorized leave of absence. The same Hours of Service shall not be credited under clauses (a), (b), (c), and (d).

                  An Employee who is entitled to be credited with Hours of Service in accordance with clause (b) or (d) of this Section 1.18 shall be credited with such number of Hours of Service for the period of time during which no duties were performed as though he were in the active employment of an Employing Company during such period of time. However, an Employee shall not be credited with Hours of Service in accordance with clause (b) of this Section 1.18 for any unused vacation or unused time off under a paid time off program for which payment is received at termination of employment or upon an Employee becoming ineligible to participate in a paid time off program, or if the payment which is made to him or to which he is entitled in accordance with clause (b) is made or due under a plan maintained solely for the purpose of complying with applicable Worker's Compensation, or unemployment compensation or disability insurance laws, or if such payment is one which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                  Provided there is no duplication of Hours of Service credited in accordance with the foregoing provisions, if an Employee is on an approved leave of absence to serve in the Armed Forces of the United States, he shall be credited with such number of Hours of Service with respect to all or such portion of the period of his absence to serve in the Armed Forces of the United States as may be recognized under Sections 1.38(b), 2.3, and 4.2(a).

                  The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations 2530.200b-2 are incorporated in the Plan by this reference and made a part hereof.

                                       3.

         Effective January 1, 2003, Section 5.7(c)(2)(iii) is amended to read as follows:

                  (iii) Forms of distribution. Unless the Employee's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Subsections (c), (d) and (e) of this Section 5.7. If the Employee's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

                                       4.

         Effective January 1, 2003, Section 5.7(c)(3)(iii) is amended to read as follows:

                  (iii) Additional accruals after first distribution calendar year. Any additional benefits accruing to the Employee in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues. In determining additional benefits, there shall be taken into account the value of benefit payments previously made. The receipt by an Employee of any payments or distributions as a result of his attaining age 70 1/2 prior to his actual retirement or death shall in no way affect the entitlement of an otherwise eligible Employee to additional accrued benefits.

                                       5.

         Effective January 1, 2003, Section 5.7(c)(5)(iii) is amended to read as follows:

                  (iii) Death of surviving spouse. If the Employee's surviving spouse is the Employee's sole beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin but after Employee dies without having commenced payment of Retirement income, this Section 5.7(c)(5) will apply as if the surviving spouse were the Employee, except that the time by which distributions must begin will be determined without regard to Section 5.7(c)(2)(ii)(A).

         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officer, has adopted this First Amendment to The Southern Company Pension Plan this 11th day of July, 2003, to be effective as stated herein.


                                              SOUTHERN COMPANY SERVICES, INC.

                                              By:   /s/ Robert A. Bell
                                              Title: Vice President


ATTEST:

By:   /s/ Sam H. Dabbs, Jr.
Title: Sam H. Dabbs, Jr.
       Assistant Secretary